UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 10, 2017

BRYN MAWR BANK CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-35746	23-2434506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA	19010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code
(610) 525-1700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2017, the Compensation Committee (the "Committee") of the Boards of Directors of Bryn Mawr Bank Corporation (the "Corporation") and its wholly-owned subsidiary, The Bryn Mawr Trust Company (the "Bank") approved, retroactively effective as of January 1, 2017, market-based increases to the salaries for the below-named executive officers of the Corporation and the Bank. The increases were primarily due to the results of a market compensation analysis performed by the Committee's external compensation consultant, McLagan, as well as to the performance of each executive.

Named Executive Officer	Salary Increase	2017 Salary
Francis J. Leto, President and Chief Executive Officer of the Bank and the Corporation	$70,000	$570,000
Alison Eichert, Executive Vice President and Chief Operating Officer of the Bank, Vice President of the Corporation	$28,908	$335,000
Joseph G. Keefer, Executive Vice President and Chief Lending Officer of the Bank	$24,600	$300,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRYN MAWR BANK CORPORATION

Date:	February 10, 2017	By:	/s/ Alison Eichert
Alison Eichert
Vice President